XANTHUS FUND, L.L.C.
                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281

                  OFFER TO PURCHASE $25,000,000 OF OUTSTANDING
             LIMITED LIABILITY COMPANY INTERESTS AT NET ASSET VALUE
                             DATED DECEMBER 1, 1999

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                         12:00 MIDNIGHT, NEW YORK TIME,
           ON FRIDAY, DECEMBER 31, 1999, UNLESS THE OFFER IS EXTENDED


To the Members of
Xanthus Fund, L.L.C.

     Xanthus Fund, L.L.C., a closed-end, non-diversified, management investment company organized as a Delaware limited liability company (the "Fund"), is offering to purchase for cash on the terms and conditions set forth in this offer to purchase ("Offer to Purchase") and the related letter of transmittal ("Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer") up to $25,000,000 of interests in the Fund or portions thereof pursuant to tenders by members at a price equal to their net asset value as of December 31, 1999, if the Offer expires on December 31, 1999, and otherwise, their net asset value on such later date as corresponds to any extension of the Offer. (As used in this Offer, the term "Interest" or "Interests," as the context requires, shall refer to the interests in the Fund and portions thereof representing beneficial interests in the Fund.) This Offer is being made to all members of the Fund and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund's Limited Liability Company Agreement dated as of February 10, 1999 (the "LLC Agreement").

     If you desire to tender all or any portion of your Interest in the Fund in accordance with the terms of the Offer, you should complete and sign the attached Letter of Transmittal and send or deliver it to the Fund in the manner set forth below.

                                    IMPORTANT

     NONE OF THE FUND, ITS INVESTMENT ADVISER OR ITS BOARD OF MANAGERS MAKES ANY RECOMMENDATION TO ANY MEMBER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. MEMBERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER MEMBERS

SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Questions and requests for assistance and requests for additional copies of the Offer may be directed to the Fund's service agent:

                                                   PFPC Inc.
                                                   P.O. Box 220
                                                   Claymont, Delaware  19703
                                                   Phone:  (888) 697-9661
                                                           (888) 520-3280
                                                   Fax: (302) 791-3225
                                                        (302) 791-2387

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Background and Purpose of the Offer.....................................4
2.   Offer to Purchase and Price.............................................4
3.   Amount of Tender........................................................5
4.   Procedure for Tenders...................................................6
5.   Withdrawal Rights.......................................................7
6.   Purchases and Payment...................................................7
7.   Certain Conditions of the Offer.........................................8
8.   Certain Information About the Fund......................................9
9.   Certain Federal Income Tax Consequences................................10
10.  Miscellaneous..........................................................10


Annex A  Financial Statements

     1. BACKGROUND AND PURPOSE OF THE OFFER. The purpose of the Offer is to provide liquidity to members for Interests, as contemplated by and in accordance with the procedures set forth in the Fund's Confidential Memorandum dated March 1999, as supplemented quarterly (the "Confidential Memorandum"), and the LLC Agreement. The Confidential Memorandum and the LLC Agreement, which were provided to each member in advance of subscribing for Interests, provide that the Board of Managers of the Fund has the discretion to determine whether the Fund will purchase Interests from time to time from members pursuant to written tenders. The Confidential Memorandum also states that CIBC Oppenheimer Advisers, L.L.C., the investment adviser of the Fund (the "Adviser"), expects that it will recommend to the Board of Managers that the Fund purchase Interests from members at the end of 1999, and twice in each year thereafter. This is the first tender offer made by the Fund. In light of the fact that there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Fund, the Board of Managers has determined, after consideration of various matters, including but not limited to those set forth in the Confidential Memorandum, that the Offer is in the best interests of members of the Fund in order to provide liquidity for Interests as contemplated in the Confidential Memorandum and the LLC Agreement. The Board of Managers intends to consider the continued desirability of the Fund making an offer to purchase Interests twice in each year, but the Fund is not required to make any such offer.

     The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of members who do not tender Interests. Members who retain their Interests may be subject to increased risks that may possibly result from the reduction in the Fund's aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. However, the Fund believes that this result is unlikely given the nature of the Fund's investment program. A reduction in the aggregate assets of the Fund may result in members who do not tender interests bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing members on January 1, 2000.

     Interests that are tendered to the Fund in connection with this Offer will be retired, although the Fund may issue new Interests from time to time in transactions not involving any public offering conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Fund currently expects that it will accept subscriptions for Interests as of January 1, 2000 and on the first day of each calendar quarter thereafter, but is under no obligation to do so.

     2. OFFER TO PURCHASE AND PRICE. The Fund will, upon the terms and subject to the conditions of the Offer, purchase up to $25,000,000 of those outstanding Interests that are properly tendered by and not withdrawn (in accordance with Section 5 below) prior to 12:00 Midnight, New York time, on Friday, December 31, 1999 (such time and date being hereinafter called the "Initial Expiration Date"), or such later date as corresponds to any extension of the Offer. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Fund reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its net asset value as of the close of business on the Expiration Date, payable as set forth in Section 6. As of the close of business on October 31, 1999, the estimated unaudited net asset value of an Interest corresponding to an initial capital contribution of $150,000 on the following closing dates of the Fund was:

                                                   Unaudited Net Asset Value
      Closing Date                                  as of October 31, 1999
      ------------                                  ----------------------

      May 4, 1999                                           $174,606.66

      June 1, 1999                                          $175,560.31

      July 1, 1999                                          $163,891.47

      August 1, 1999                                        $166,817.18

      September 1, 1999                                     $162,183.40

      October 1, 1999                                       $159,673.20

     As of the close of business on October 31, 1999, there was approximately $108,608,293 outstanding in capital of the Fund held in Interests (based on the unaudited net asset value of such Interests). Members may obtain weekly current net asset value information until the expiration of the Offer, and daily net asset value information during the last five business days of the Offer, by contacting PFPC Inc. ("PFPC"), at the telephone numbers or address set forth on page 2, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

     3. AMOUNT OF TENDER. Subject to the limitations set forth below, members may tender their entire Interest or a portion of their Interest defined as a specific dollar value. However, a member who tenders for repurchase only a portion of such member's Interest shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the incentive allocation, if any, that is to be debited from the capital account of the member and credited to the Special Advisory Member Account of the Adviser on the Expiration Date (the "Incentive Allocation") or would be so debited if the Expiration Date were a day on which an incentive allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a member tenders an amount that would cause the member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from such member so that the required minimum balance is maintained. The Offer is being made to all members of the Fund and is not conditioned on any minimum amount of Interests being tendered.

     If the amount of the Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 5 below is less than or equal to $25,000,000 (or such greater amount as the Fund may elect to purchase pursuant to the Offer), the Fund will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than $25,000,000 of Interests are duly tendered to the Fund prior to the expiration of the Offer and not withdrawn pursuant to Section 5 below, the Fund will in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1) under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Fund is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to or on the Expiration Date for payment on a pro rata basis based on the net asset value of tendered Interests. The Offer may be extended, amended or canceled in various other circumstances described in
Section 7 below.

     The Fund has been informed by the Adviser that its affiliate, Canadian Imperial Holdings, Inc., intends to tender the portion of the Interest it holds as a member that represents the gain on its investment.

     4. PROCEDURE FOR TENDERS. Members wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal to PFPC, to the attention of Karl Garrett, at the address set forth on page 2, or fax a completed and executed Letter of Transmittal to PFPC, also to the attention of Karl Garrett, at the fax numbers set forth on page 2. The completed and executed Letter of Transmittal must be received by PFPC no later than the Expiration Date.

     The Fund recommends that all documents be submitted to PFPC via certified mail, return receipt requested, or by facsimile transmission. A member choosing to fax a Letter of Transmittal to PFPC should also send or deliver the original completed and executed Letter of Transmittal to PFPC. Members wishing to confirm receipt of a Letter of Transmittal may contact PFPC at the address and phone numbers set forth on page 2. The method of delivery of any documents is at the election and complete risk of the member tendering an Interest including, but not limited to, the failure of PFPC to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular member, and the Fund's interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Adviser or any member of the Board of Managers of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

     5. WITHDRAWAL RIGHTS. Any member tendering an Interest pursuant to this Offer may withdraw such tender at any time prior to or on the Expiration Date and, if Interests are not accepted by the Fund at the close of the Expiration Date, at any time after 40 business days after the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by PFPC at the address or fax numbers set forth on page 2. A form to give notice of withdrawal is available by calling PFPC at the phone numbers indicated on page 2. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be tendered prior to the Expiration Date by following the procedures described in Section 4.

     6. PURCHASES AND PAYMENT. For purposes of the Offer, the Fund will be deemed to have accepted (and thereby purchased) Interests that are tendered as, if and when it gives oral or written notice to the tendering member of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any member will be the net asset value thereof as of the close of business on December 31, 1999, if the Offer expires on the Initial Expiration Date, and otherwise the net asset value thereof as of the close of business on such later date as corresponds to any extension of the Offer. The net asset value will be determined after all allocations to capital accounts of the member required to be made by the LLC Agreement have been made.

     For members who tender their entire Interest, payment of the purchase price will consist of: (1) cash and/or marketable securities (valued in accordance with the LLC Agreement) in an aggregate amount equal to 95% of the estimated unaudited net asset value of Interests tendered and accepted by the Fund, determined as of the Expiration Date, which is expected to be 12:00 Midnight, New York time, on Friday, December 31, 1999, payable within ten days after the Expiration Date (the "95% Cash Payment") in the manner set forth below; and (2) a promissory note (the "Note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered and accepted by the Fund as of the Expiration Date, determined based on the audited financial statements of the Fund for 1999, over (b) the 95% Cash Payment. The Note will be delivered to the tendering member in the manner set forth below within ten days after the Expiration Date and will not be transferable. The Note will be payable in cash (in the manner set forth below) within ten days after completion of the audit of the financial statements of the Fund for 1999. It is anticipated that the audit of the Fund's 1999 financial statements will be completed no later than 60 days after the end of the year. Any amounts payable under the Note will include interest, if any, earned by the Fund on an amount, deposited by the Fund in a segregated custodial account, equal to 5 percent of the estimated unaudited net asset value of Interests tendered and accepted by the Fund. Although the Fund has retained the option to pay all or a portion of the purchase price by distributing marketable securities, the purchase price will be paid entirely in cash except in the unlikely event that the Board of Managers determines that the distribution of securities is necessary to avoid or mitigate any adverse effect of the Offer on the remaining members of the Fund.

     Members who tender a portion of their Interest (subject to maintenance of the minimum capital account balance described in Item 3, above) will receive a cash payment of 100% of the tendered Interest (the "100% Cash Payment") within ten days after the Expiration Date.

     Both the 95% Cash Payment and the 100% Cash Payment (together, the "Cash Payment") will be made by wire transfer directly to the tendering member's brokerage account with CIBC World Markets Corp. ("CIBC WM"). Cash Payments wired directly to brokerage accounts will be subject upon withdrawal from such accounts to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

     The Note will be deposited directly to the tendering member's brokerage account with CIBC WM. Any contingent payment due pursuant to the Note will also be deposited directly to the tendering member's brokerage account with CIBC WM and will be subject upon withdrawal from such accounts to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

     It is expected that cash payments for Interests acquired pursuant to the Offer will be derived from: (a) cash on hand; (b) the proceeds of the sale of securities and portfolio assets held by the Fund; and/or (c) possibly borrowings, as described below. The Fund will segregate with its custodian cash or U.S. government securities or other liquid securities equal to the value of the amount estimated to be paid under the Notes, as described above. The Fund has not determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Fund, in its sole discretion, may decide to fund any portion of the purchase price, subject to compliance with applicable law, from its existing margin facility established with the Fund's prime broker, Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). If the Fund funds any portion of the purchase price in that manner, it will deposit assets in a special custody account with its custodian, The Chase Manhattan Bank, N.A., to serve as collateral for any amounts so borrowed, and if the Fund were to fail to repay any such amounts, Morgan Stanley would be entitled to satisfy the Fund's obligations from the collateral deposited in the special custody account. The Fund expects that the repayment of any amounts borrowed from Morgan Stanley will be financed from additional funds contributed to the Fund by existing and/or new members, or from the proceeds of the sale of securities and portfolio assets held by the Fund.

     7. CERTAIN CONDITIONS OF THE OFFER. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying members of such extension. In the event that the Fund so elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the net asset value of such Interests will be determined as of a date after December 31, 1999, corresponding to any extension of the Offer. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify members.

     The Fund may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund's investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the judgment of the Board of Managers, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Fund, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Fund, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Fund has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Fund, (vi) material decrease in the net asset value of the Fund from the net asset value of the Fund as of commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Fund or its members if Interests tendered pursuant to the Offer were purchased; or (c) the Board of Managers determines that it is not in the best interest of the Fund to purchase Interests pursuant to the Offer. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

     8. CERTAIN INFORMATION ABOUT THE FUND. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. It is organized as a Delaware limited liability company. The principal office of the Fund is located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LLC Agreement.

     The Fund does not have any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Interests (other than the Fund's intention to accept subscriptions for Interests from time to time in the discretion of the Fund) or the disposition of Interests; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Fund; (c) a sale or transfer of a material amount of assets of the Fund (other than as the Board of Managers determines may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with ordinary portfolio transactions of the Fund); (d) any change in the identity of the investment adviser of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the members of the Board of Managers, to fill any existing vacancy on the Board of Managers or to change any material term of the investment advisory agreement with the Adviser; (e) any material change in the present distribution policy or indebtedness or capitalization of the Fund; (f) any other material change in the Fund's structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act; or (g) any changes in the LLC Agreement or other actions that may impede the acquisition of control of the Fund by any person.

     The Adviser of the Fund is entitled under the terms of the LLC Agreement to receive, subject to certain limitations, the Incentive Allocation, as specified in the LLC Agreement and described in the Confidential Memorandum.

     9. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from members pursuant to the Offer. Members should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

     In general, a member from whom an Interest is purchased by the Fund will be treated as receiving a distribution from the Fund. Such member generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the member exceeds such member's then adjusted tax basis in such member's Interest. A member's basis in such member's Interest will be reduced (but not below zero) by the amount of consideration received by the member from the Fund in connection with the purchase of such Interest. A member's basis in such member's Interest will be adjusted for income, gain or loss allocated (for tax purposes) to such member for periods prior to the purchase of such Interest. Cash distributed to a member in excess of the adjusted tax basis of such member's Interest is taxable as capital gain or ordinary income, depending on the circumstances. A member whose entire Interest is purchased by the Fund may recognize a loss, but only to the extent that the amount of consideration received from the Fund is less than the member's then adjusted tax basis in such member's Interest.

     10. MISCELLANEOUS. The Offer is not being made to, nor will tenders be accepted from, members in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude members from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

     The Fund has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting PFPC at the address and phone numbers set forth on page 2 or from the Securities and Exchange Commission's internet web site, www.sec.gov. For a fee, a copy may be obtained from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                                     ANNEX A

                              Financial Statements

                              XANTHUS FUND, L.L.C.


                              FINANCIAL STATEMENTS

                         FOR THE PERIOD FROM MAY 4, 1999
                          (COMMENCEMENT OF OPERATIONS)
                              THROUGH JUNE 30, 1999
                                  (UNAUDITED)

                              XANTHUS FUND, L.L.C.

                              FINANCIAL STATEMENTS


                             PERIOD FROM MAY 4, 1999
                          (COMMENCEMENT OF OPERATIONS)
                                TO JUNE 30, 1999

                                   (UNAUDITED)








                                    CONTENTS




Statement of Assets, Liabilities and Members' Capital.....................    1
Statement of Operations...................................................    2
Statement of Changes in Members' Capital - Net Assets.....................    3
Notes to Financial Statements.............................................    4
Schedule of Portfolio Investments.........................................   11
Schedule of Securities Sold, Not Yet Purchased............................   15

XANTHUS FUND, L.L.C.

STATEMENT OF ASSETS, LIABILITIES AND MEMBERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                            JUNE 30, 1999
ASSETS                                                                       (UNAUDITED)

Investments in securities, at market (identified cost - $78,271)             $ 85,389
Due from broker                                                                 8,366
Dividends receivable                                                               18
Interest receivable                                                                23
Other assets                                                                       14
                                                                             --------

     TOTAL ASSETS                                                              93,810
                                                                             --------

LIABILITIES

Securities sold, not yet purchased, at market (proceeds of sales - $6,285)      6,957
Dividends payable on securities sold, not yet purchased                             2
Syndication fees payable                                                           50
Loan payable                                                                   13,135
Loan interest payable                                                              56
Payable to affiliate                                                              183
Management fee payable                                                             56
Accrued expenses                                                                   73
                                                                             --------

     TOTAL LIABILITIES                                                         20,512
                                                                             --------

         NET ASSETS                                                          $ 73,298
                                                                             ========

MEMBERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions (net of syndication costs of $50)                      $ 67,910
Accumulated net investment loss                                                  (382)
Accumulated net realized loss on investments                                     (676)
Accumulated net unrealized appreciation on investments                          6,446
                                                                             --------

         MEMBERS' CAPITAL - NET ASSETS                                       $ 73,298
                                                                             ========


The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                       PERIOD FROM MAY 4, 1999
                                                                     (COMMENCEMENT OF OPERATIONS)
                                                                          TO JUNE 30, 1999
                                                                             (UNAUDITED)
INVESTMENT INCOME
     Interest                                                                 $    55
     Dividends                                                                     30
                                                                              -------
                                                                                   85
                                                                              -------
EXPENSES
     OPERATING EXPENSES:
         Organizational expense                                                   177
         Administration fee                                                        98
         Professional fees                                                         38
         Investor servicing and accounting fees                                    27
         Insurance expense                                                         14
         Custodian fees                                                             6
         Board of Managers' fees                                                    6
         Miscellaneous                                                              4
                                                                              -------
            TOTAL OPERATING EXPENSES                                              370
         Interest expense                                                          94
         Dividends on securities sold, not yet purchased                            3
                                                                              -------
            TOTAL EXPENSES                                                        467
                                                                              -------

            NET INVESTMENT LOSS                                                  (382)
                                                                              -------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
   REALIZED GAIN (LOSS) ON INVESTMENTS:
         Investment securities                                                    528
         Purchased options                                                       (948)
         Securities sold, not yet purchased                                      (256)
                                                                              -------

            NET REALIZED LOSS ON INVESTMENTS                                     (676)
                                                                              -------

     NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                       6,446
                                                                              -------

            NET REALIZED AND UNREALIZED GAIN                                    5,770
                                                                              -------

            INCREASE IN MEMBERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES   $ 5,388
                                                                              =======


The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

STATEMENT OF CHANGES IN MEMBERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                PERIOD FROM MAY 4, 1999
                                                             (COMMENCEMENT OF OPERATIONS)
                                                                   TO JUNE 30, 1999
                                                                     (UNAUDITED)
FROM INVESTMENT ACTIVITIES

     Net investment loss                                               $   (382)
     Net realized loss on investments                                      (676)
     Net change in unrealized appreciation on investments                 6,446
                                                                       --------

         INCREASE IN MEMBERS' CAPITAL
            DERIVED FROM INVESTMENT ACTIVITIES                            5,388

MEMBERS' CAPITAL TRANSACTIONS

     Capital contributions                                               67,960
     Syndication costs                                                      (50)
                                                                       --------

         INCREASE IN MEMBERS' CAPITAL DERIVED
            FROM CAPITAL TRANSACTIONS                                    67,910

         MEMBERS' CAPITAL AT BEGINNING OF PERIOD                              0
                                                                       --------

         MEMBERS' CAPITAL AT END OF PERIOD                             $ 73,298
                                                                       ========


The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.


NOTES TO FINANCIAL STATEMENTS - JUNE 30, 1999 (UNAUDITED)
--------------------------------------------------------------------------------

1.   ORGANIZATION


     Xanthus Fund, L.L.C. (the "Fund") was organized as a limited liability company under the laws of Delaware in January 1999. The Fund is registered under the Investment Company act of 1940 (the "Act") as a closed-end, non-diversified management investment company. CIBC Oppenheimer Advisors, L.L.C. (the "Adviser"), a Delaware limited liability company, serves as the investment adviser to the Fund and is responsible for the Fund's investment activities pursuant to an investment advisory agreement. Responsibility for the overall management and supervision of the operations of the Fund is vested in the individuals who serve as the Board of Managers of the Fund (the "Board of Managers").

     The Fund's investment objective is to achieve maximum capital appreciation. It pursues this objective by actively investing in a portfolio consisting primarily of equity securities of technology companies and of companies which derive a major portion of their revenue directly or indirectly from technological events and advances. The Fund's portfolio of securities in the technology area is expected to include long and short positions primarily in equity securities of U.S. and non-U.S. companies. Equity securities include common and preferred stock and other securities having equity characteristics, including convertible debt securities, stock options, warrants and rights.

     There are four members of the "Board of Managers" and an "Adviser." CIBC Oppenheimer Advisers, L.L.C. serves as the investment adviser of the Fund and is responsible for managing the Fund's investment portfolio. CIBC World Markets Corp. (formerly CIBC Oppenheimer Corp.) is the managing member and controlling person of the adviser.

     The acceptance of initial and additional contributions is subject to approval by the Board of Managers. The Fund may from time to time offer to repurchase interests pursuant to written tenders by Members. Such repurchases will be made at such times and on such terms as may be determined by the Board of Managers, in their complete and exclusive discretion. The Adviser expects that it will recommend to the Board of Managers that the Fund offer to repurchase interests from Members at the end of 1999. Thereafter, the Adviser expects that generally it will recommend to the Board of Managers that the Fund offer to repurchase interests from Members twice each year, effective at the end of the second fiscal quarter and again at the end of the year.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing the Fund's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     A.   PORTFOLIO VALUATION (CONTINUED)

     Securities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

     Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite asked prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or asked prices (in the case of securities held short) as reported by such exchange. Listed options will be valued at their bid prices (or asked prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Managers.

     Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuation for normal institutional size trading units. The Board of Managers will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Board of Managers to represent fair value.

     All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time such values or exchange rates are determined and the time that the net asset value of the Fund is determined. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Managers.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     B.   INCOME TAXES

     No provision for the payment of Federal, state or local income taxes on the profits of the Partnership will be made. The Members are individually liable for the income taxes on their share of the Fund's income.

3.   ADMINISTRATION FEE, RELATED PARTY TRANSACTIONS AND OTHER

     CIBC World Markets Corp. ("CIBC WM") provides certain administrative services to the Fund including, among other things, providing office space and other support services to the Fund. In exchange for such services, the Fund pays CIBC WM a monthly administration fee of .08333% (1% on an annualized basis) of the Fund's net assets determined as of the beginning of the month.

     Payable to affiliate represents organizational expense and insurance expense in the amounts of $168,104 and $14,476, respectively, paid on behalf of the Fund by CIBC WM.

     During the period ended June 30, 1999, CIBC WM earned $320 in brokerage commissions from portfolio transactions executed on behalf of the Fund.

     The Adviser of the Fund will serve as the Special Advisory Member of the Fund. In such capacity, the Adviser will be entitled to receive an incentive allocation (the "Incentive Allocation"), charged to the capital account of each Member as of the last day of each allocation period, of 20% of the amount by which net profits, if any, exceed the positive balance in the Member's "loss recovery account." The Incentive Allocation will be credited to the Special Advisory Account of the Adviser.

     Each Manager receives an annual retainer of $5,000 plus a fee for each meeting attended. None of the Managers is or will be an "interested person" of the Fund (as defined in the Act). All Managers are reimbursed by the Fund for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the period ended June 30, 1999, fees (including meeting fees and a pro-rata annual retainer) and expenses paid to the Managers totaled $20,638.

     Chase Manhattan Bank serves as Custodian of the Fund's assets.

     PFPC Inc. serves as Investor Services and Accounting Agent to the Fund, and in that capacity provides certain accounting, recordkeeping, tax and investor related services.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------


4.   SECURITIES TRANSACTIONS

     Aggregate purchases and sales of investment securities, excluding short-term securities, for the period from May 4, 1999 (commencement of operations) to June 30, 1999, amounted to $82,629,469 and $7,995,739, respectively.

     At June 30, 1999, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At June 30, 1999, accumulated net unrealized appreciation on investments was $6,446,271, consisting of $10,006,693 gross unrealized appreciation and $3,560,422 gross unrealized depreciation.

     Due from broker represents receivables and payables from unsettled security trades and short sales.

5.   SHORT-TERM BORROWINGS

     The Fund has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Fund to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Fund incurs the indebtedness. The Fund pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Fund pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of June 30, 1999, the Fund had outstanding margin borrowings of $13,134,911. For the period ended June 30, 1999, the average daily amount of such borrowings was $9,481,158.

6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Fund may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward contracts, options and securities sold, not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the Statement of Assets, Liabilities and Members' capital.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------

6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

     The Fund maintains cash in bank deposit accounts, which at times may exceed federally insured limits. The Fund has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

     Securities sold, not yet purchased represent obligations of the Fund to deliver specified securities and thereby creates a liability to purchase such securities in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Fund's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount indicated in the Statement of Assets, Liabilities and Members' capital.

     The risk associated with purchasing an option is that the Fund pays a premium whether or not the option is exercised. Additionally, the Fund bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

     Transactions in purchased options were as follows:

                                                                             PUT OPTIONS
                                                                  ----------------------------------
                                                                      NUMBER
                                                                   OF CONTRACTS              COST
                                                                  --------------         -----------
          Beginning balance                                               0              $         0
          Options purchased                                             878                5,364,234
          Options closed                                               (295)              (1,750,435)
          Expired options                                              (200)                (504,350)
                                                                       ----              -----------
          Options outstanding at June 30, 1999                          383              $ 3,109,449
                                                                       ====              ===========


7.   FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

     The Fund maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                         NET GAINS
                                                     FOR THE PERIOD ENDED
                                                        JUNE 30, 1999
                                                     ---------------------

          Equity securities                               $ 8,104,846
          Equity options                                      (14,811)
          Index options                                    (2,319,803)
                                                          -----------
              Total                                       $ 5,770,232
                                                          ===========

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------


7.   FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES (CONTINUED)

     The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                         AVERAGE MARKET VALUE
                                                         FOR THE PERIOD ENDED
                                                           JUNE 30, 1999
                                                         --------------------
          ASSETS:
             Index options                                    $1,511,300

     Average market values presented above are based upon month-end market values during the period ended June 30, 1999.

8.   SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

     The following represents the ratios to average net assets and other supplemental information for the period indicated:

                                                                  MAY 4, 1999
                                                                (COMMENCEMENT OF
                                                                 OPERATIONS) TO
                                                                 JUNE 30, 1999
                                                                 -------------

          Ratio of net investment loss to average net assets        (3.94%)*
          Ratio of operating expenses to average net assets          3.82%*
          Ratio of interest expense to average net assets            0.97%*
          Ratio of dividends on securities sold, not yet
          purchased to average net assets                            0.03%*
          Portfolio turnover rate                                      11%
          Average commission rate paid                           $ 0.0591**
          Total return                                               7.73%***

          *    Annualized.
          ** Average commission rate paid on purchases and sales of investment securities held long.
          *** Total return assumes a purchase of an interest in the Fund on the first day and a sale of the interest on the last day of the period noted, before incentive allocation to the Special Advisory Member, if any. Total returns for a period of less than a full year are not annualized.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------


9.   YEAR 2000

     Like other investment companies and financial and business organizations around the world, the Fund could be adversely affected if the computer systems it uses and those used by the Fund's brokers and other major service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Issue."

     The Fund has assessed its computer systems and the systems compliance issues of its brokers and other major service providers. The Fund has taken steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and has obtained satisfactory assurances that comparable steps are being taken by its brokers and other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to address all Year 2000 Issues.

     The inability of the Fund or its third party providers to timely complete all necessary procedures to address the Year 2000 Issue could have a material adverse effect on the Fund's operations. Management will continue to monitor the status of and its exposure to this issue. For the period ended June 30, 1999, the Fund incurred no Year 2000 related expenses, and it does not expect to incur significant Year 2000 expenses in the future.

     The Fund intends to develop contingency plans designed to ensure that third party non-compliance will not materially affect the Fund's operations.

 XANTHUS FUND, L.L.C.

 SCHEDULE OF PORTFOLIO INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                 JUNE 30, 1999
SHARES                                                                           MARKET VALUE
                COMMON STOCKS - 114.14%
                   APPLICATIONS SOFTWARE - 4.47%
23,200                Intuit, Inc.*                                               $ 2,090,900
68,900                PeopleSoft, Inc.*                                             1,188,525
                                                                                  -----------
                                                                                    3,279,425
                                                                                  -----------

                   BROADCASTING SERVICES/PROGRAMMING - 3.76%
35,580                AT&T Corp. - Liberty Media Group, Class A*              (a)   1,271,550
 7,600                Fox Entertainment Group, Inc., Class A*                         204,729
18,900                United International Holdings, Inc., Class A*                 1,278,113
                                                                                  -----------
                                                                                    2,754,392
                                                                                  -----------

                   CABLE TV - 2.69%
40,400                Comcast Corp., Special Class A*                         (a)   1,552,895
 8,500                Jones Intercable, Inc., Class A*                                416,500
                                                                                  -----------
                                                                                    1,969,395
                                                                                  -----------

                   CATALOG AND MAIL ORDER HOUSES - 1.27%
23,200                USA Networks, Inc.*                                             930,900
                                                                                  -----------

                   CELLULAR TELECOMMUNICATIONS - 2.37%
23,600                Nextel Communications, Inc., Class A *                        1,184,437
11,400                WinStar Communications, Inc.*                                   555,750
                                                                                  -----------
                                                                                    1,740,187
                                                                                  -----------

                   COMPUTER SERVICES - 5.18%
20,000                Computer Sciences Corp.*                                      1,383,760
30,700                Electronic Data Systems Corp.                           (a)   1,738,387
10,700                Safeguard Scientifics, Inc.*                                    674,100
                                                                                  -----------
                                                                                    3,796,247
                                                                                  -----------

                   COMPUTER SOFTWARE - 11.75%
27,288                Computer Associates International, Inc.                 (a)   1,494,018
11,400                Compuware Corp.*                                                362,663
37,300                Microsoft Corp.*                                        (a)   3,364,012
62,800                Oracle Corp.*                                           (a)   2,331,450
76,400                Parametric Technology Corp.*                                  1,060,050
                                                                                  -----------
                                                                                    8,612,193
                                                                                  -----------

The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------

                                                                                JUNE 30, 1999
SHARES                                                                          MARKET VALUE

                COMMON STOCKS - (CONTINUED)
                   COMPUTERS - MEMORY DEVICES - 4.09%
33,600                EMC Corp.*                                              (a) $ 1,848,000
44,900                Seagate Technology, Inc.*                               (a)   1,150,562
                                                                                  -----------
                                                                                    2,998,562
                                                                                  -----------

                   COMPUTERS - MICRO - 11.97%
35,600                Compaq Computers Corp.                                          843,293
29,600                Dell Computer Corp.*                                    (a)   1,095,200
21,700                Hewlett-Packard Co.                                           2,180,850
17,400                International Business Machines Corp.                         2,248,950
34,900                Sun Microsystems, Inc.*                                 (a)   2,403,738
                                                                                  -----------
                                                                                    8,772,031
                                                                                  -----------

                   DATA PROCESSING/MANAGEMENT - 5.14%
37,000                Automatic Data Processing, Inc.                               1,628,000
43,700                First Data Corp.*                                       (a)   2,138,591
                                                                                  -----------
                                                                                    3,766,591
                                                                                  -----------

                   ELECTRONIC COMPONENTS - MISCELLANEOUS - 2.46%
27,000                Solectron Corp.*                                        (a)   1,800,576
                                                                                  -----------


                   ELECTRONIC COMPONENTS - SEMICONDUCTORS - 16.67%
31,100                Intel Corp.                                             (a)   1,850,450
26,700                Micron Technology, Inc.                                       1,081,350
21,600                Motorola, Inc.                                                2,046,600
25,800                STMicroelectronics N.V.                                 (a)   1,788,275
17,800                Texas Instruments, Inc.                                       2,563,200
 7,600                TranSwitch Corp.*                                               360,050
44,200                Xilinx, Inc.*                                           (a)   2,530,450
                                                                                  -----------
                                                                                   12,220,375
                                                                                  -----------

                   ENTERTAINMENT SOFTWARE - 2.39%
32,300                Electronic Arts, Inc.*                                  (a)   1,752,275
                                                                                  -----------


The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------

                                                                                 JUNE 30, 1999
SHARES                                                                           MARKET VALUE
                COMMON STOCKS - (CONTINUED)
                   INTERNET CONTENT - 3.36%
 3,800                At Home Corp., Series A*                                      $ 204,964
13,100                Yahoo!, Inc.*                                                 2,256,475
                                                                                    ---------
                                                                                    2,461,439
                                                                                    ---------

                   INTERNET SOFTWARE - 3.84%
25,600                America Online, Inc.*                                   (a)   2,816,000
                                                                                    ---------

                   MACHINERY - GENERAL INDUSTRIAL - 2.32%
23,000                Applied Materials, Inc.*                                (a)   1,699,125
                                                                                    ---------

                   MULTIMEDIA - 1.59%
16,000                Time Warner, Inc.                                             1,162,000
                                                                                    ---------

                   NETWORKING PRODUCTS - 5.39%
48,800                Cisco Systems, Inc.*                                    (a)   3,144,574
30,200                3Com Corp.*                                                     805,978
                                                                                    ---------
                                                                                    3,950,552
                                                                                    ---------

                   PIPELINES - 0.52%
 9,000                Williams Companies, Inc.                                        383,067
                                                                                    ---------

                   RETAIL - INTERNET - 2.39%
14,000                Amazon.com, Inc.*                                       (a)   1,751,750
                                                                                    ---------

                   SATELLITE TELECOMMUNICATIONS - 0.69%
 9,000                General Motors Corp., Class H                                   506,817
                                                                                    ---------

                   TELECOMMUNICATIONS EQUIPMENT - 13.15%
11,900                ADC Telecommunications, Inc.*                                   542,200
13,300                ANTEC Corp.*                                                    426,438
 5,700                General Instrument Corp.*                                       242,250
32,145                Lucent Technologies, Inc.                               (a)   2,167,794
 8,900                Nokia Corp. - Sponsored ADR                                     814,911
30,700                Nortel Networks Corp.                                   (a)   2,665,159
41,200                Tellabs, Inc.*                                          (a)   2,783,596
                                                                                    ---------
                                                                                    9,642,348
                                                                                    ---------


The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------

                                                                                 JUNE 30, 1999
SHARES                                                                           MARKET VALUE
                COMMON STOCKS - (CONTINUED)
                   TELECOMMUNICATIONS SERVICES - 2.12%
 5,500                Global TeleSystems Group, Inc.*                               $ 445,500
19,600                Inet Technologies, Inc.*                                        470,400
 7,400                NTL, Inc.*                                                      637,791
                                                                                  -----------
                                                                                    1,553,691
                                                                                  -----------

                   TELEPHONE - INTEGRATED - 2.02%
26,560                AT&T Corp.                                              (a)   1,482,393
                                                                                  -----------

                   TELEPHONE - LONG DISTANCE - 2.54%
15,000                MCI WorldCom, Inc.*                                           1,290,945
10,200                Viatel, Inc.*                                                   572,475
                                                                                  -----------
                                                                                    1,863,420
                                                                                  -----------

                      TOTAL COMMON STOCKS (COST $75,161,493)                       83,665,751
                                                                                  ===========

NUMBER OF
CONTRACTS
                PUT OPTIONS - 2.35%
                   INDEX - 2.35%
250                   Morgan Stanley High Tech Index, 07/17/99, $980.00                47,299
133                   Nasdaq-100 Index, 09/18/99, $2,280.00                         1,675,800
                                                                                  -----------
                                                                                    1,723,099
                                                                                  -----------

                      TOTAL PUT OPTIONS (COST $3,109,449)                           1,723,099
                                                                                  ===========

                      TOTAL INVESTMENTS (COST $78,270,942) - 116.49%               85,388,850
                                                                                  -----------

                      OTHER ASSETS, LESS LIABILITIES - (16.49%)                   (12,090,714)
                                                                                  -----------

                      NET ASSETS - 100.00%                                        $73,298,136
                                                                                  ===========


*    Non-income producing security.

(a) Partially or wholly held in a pledged account by the custodian for securities sold, not yet purchased.

The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                  JUNE 30, 1999
SHARES                                                                             MARKET VALUE
                SHORT COMMON STOCK - (9.49%)
                   APPLICATIONS SOFTWARE - (0.94%)
5,000                 Great Plains Software, Inc.                                  $ (235,940)
6,500                 Peregrine Systems, Inc.                                        (166,972)
4,300                 Siebel Systems, Inc.                                           (285,146)
                                                                                   -----------
                                                                                     (688,058)
                                                                                   -----------

                   CIRCUIT BOARDS - (0.47%)
4,500                 Sanmina Corp.                                                  (341,437)
                                                                                   -----------

                   COMMERCIAL SERVICES - FINANCE - (0.33%)
7,650                 Paychex, Inc.                                                  (243,844)
                                                                                   -----------

                   COMPUTER DATA SECURITY - (0.31%)
6,000                 ISS Group, Inc.                                                (226,500)
                                                                                   -----------


                   COMPUTER GRAPHICS - (0.39%)
5,000                 Visio Corp.                                                    (190,315)
6,100                 3Dfx Interactive, Inc.                                          (95,313)
                                                                                   -----------

                                                                                     (285,628)
                                                                                   -----------


                   COMPUTER SERVICES - (0.50%)
5,000                 Ceridian Corp.                                                 (163,440)
3,600                 Sapient Corp.                                                  (203,850)
                                                                                   -----------

                                                                                     (367,290)
                                                                                   -----------


                   COMPUTER SOFTWARE - (0.43%)
2,500                 SCM Microsystems, Inc.                                         (115,937)
5,100                 Transaction Systems Architects, Inc., Class A                  (198,900)
                                                                                   -----------

                                                                                     (314,837)
                                                                                   -----------


                   DATA PROCESSING/MANAGEMENT - (0.66%)
5,500                 Acxiom Corp.                                                   (137,159)
5,500                 Fiserv, Inc.                                                   (172,222)
4,800                 Sterling Commerce, Inc.                                        (176,400)
                                                                                   -----------
                                                                                     (485,781)
                                                                                   -----------


The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED (UNAUDITED) (CONTINUED)
--------------------------------------------------------------------------------

                                                                                  JUNE 30, 1999
SHARES                                                                            MARKET VALUE
                SHORT COMMON STOCK - (CONTINUED)
                   DISTRIBUTION - WHOLESALE - (0.39%)
5,500                 Ingram Micro, Inc., Class A                                  $ (141,625)
3,800                 Tech Data Corp.                                                (145,350)
                                                                                   ----------
                                                                                     (286,975)
                                                                                   ----------

                   ELECTRONIC COMPONENTS - SEMICONDUCTORS - (0 .79%)
5,000                 Dallas Semiconductor Corp.                                     (253,750)
5,200                 Lattice Semiconductor Corp.                                    (323,700)
                                                                                   ----------
                                                                                     (577,450)
                                                                                   ----------

                   ELECTRONIC PARTS DISTRIBUTION - (0.26%)
4,180                 Avnet, Inc.                                                    (194,370)
                                                                                   ----------

                   INSTRUMENTS - SCIENTIFIC - (0.38%)
2,400                 PE Corp -  PE Biosystems Group                                 (275,400)
                                                                                   ----------

                   INTERNET SOFTWARE - (0.13%)
3,800                 Prodigy Communications Corp.                                    (98,325)
                                                                                   ----------

                   LINEN SUPPLY & RELATED ITEMS - (0.36%)
3,900                 Cintas Corp.                                                   (262,033)
                                                                                   ----------

                   MEDICAL INFORMATION SYSTEMS - (0.36%)
4,000                 Shared Medical Systems Corp.                                   (261,000)
                                                                                   ----------

                   MEDICAL INSTRUMENTS - (0.24%)
4,000                 Boston Scientific Corp.                                        (175,752)
                                                                                   ----------

                   MEDICAL - BIOMEDICAL/GENE - (0.03%)
1,200                 Celera Genomics                                                 (19,426)
                                                                                   ----------

                   MEDICAL - WHOLESALE DRUG DISTRIBUTION - (0.41%)
4,700                 Cardinal Health, Inc.                                          (301,387)
                                                                                   ----------

                   NETWORKING PRODUCTS - (0.23%)
4,200                 International Network Services                                 (169,575)
                                                                                   ----------

The accompanying notes are an integral part of these financial statements.

XANTHUS FUND, L.L.C.

--------------------------------------------------------------------------------

                                                                                 JUNE 30, 1999
SHARES                                                                           MARKET VALUE
                SHORT COMMON STOCK - (CONTINUED)
                   OFFICE AUTOMATION & EQUIPMENT - (0.34%)
3,900                 Pitney Bowes, Inc.                                           $ (250,575)
                                                                                  -----------

                   RETAIL - BUILDING PRODUCTS - (0.23%)
3,200                 Fastenal Co.                                                   (167,802)
                                                                                  -----------

                   RETAIL - CONSUMER ELECTRONICS - (0.95%)
5,600                 Best Buy Co., Inc.                                             (378,000)
3,420                 Circuit City Stores-Circuit City Group                         (318,060)
                                                                                  -----------
                                                                                     (696,060)
                                                                                  -----------

                   TELECOMMUNICATIONS EQUIPMENT - (0.36%)
4,100                 Plantronics, Inc.                                              (267,012)
                                                                                  -----------


                      TOTAL SHORT COMMON STOCK (PROCEEDS $6,284,880)              $(6,956,517)
                                                                                  ===========


The accompanying notes are an integral part of these financial statements.